EXHIBIT - 4.2.1













                            WATERFORD GAMING, L.L.C.

                                       and

                         WATERFORD GAMING FINANCE CORP.

                                   as Issuers,

                                  $125,000,000

                           9.50% SENIOR NOTES DUE 2010




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                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 6, 2003

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                         U.S. BANK NATIONAL ASSOCIATION

                                   as Trustee

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     FIRST  SUPPLEMENTAL  INDENTURE dated as of June 6, 2003 (the  "Supplemental
Indenture"), by and among WATERFORD GAMING, L.L.C., a Delaware limited liability company (the "Company"), WATERFORD GAMING FINANCE CORP., a Delaware corporation ("Finance" and, together with the Company, the "Issuers"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (as successor to State Street Bank and Trust Company the ("Trustee"), to the indenture, dated as of March 17, 1999 among the Issuers and the Trustee (the "Indenture").

                              W I T N E S S E T H :

     WHEREAS, the Issuers and State Street Bank and Trust Company (the Trustee's predecessor in interest) have heretofore executed and delivered the Indenture providing for the issuance of 9.50% Senior Notes due 2010 (the "Notes") of the Issuers;

     WHEREAS, there is currently outstanding under the Indenture $102,349,000 in aggregate principal amount of the Notes;

     WHEREAS, Section 8.2 of the Indenture provides that the Issuers and the Trustee may, with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes (the "Requisite Consents"), enter into a supplemental indenture for the purpose of amending the Indenture; provided, however, that without the consent of holders of at least 662/3% of the aggregate principal amount of the outstanding Notes (the "Two-Thirds Consent"), no such amendment may alter the Security and Control Agreement, dated as of March 17, 2003 (the "Security and Control Agreement"), between the Issuers and the Trustee, as trustee and securities intermediary, or the provisions of
Section 9.1 of the Indenture relating to a Change in Control (as defined in the Indenture) in a manner adverse to the holders;

     WHEREAS, the Issuers have offered to purchase (the "Offer") all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 15, 2003 (the "Offer to Purchase"), and the accompanying Letter of Transmittal, as the same may be further amended, supplemented or modified;

     WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the "Proposed Amendments") to the Indenture set forth herein and a supplemental indenture in respect of the Proposed Amendments having been executed and delivered, with the operativeness of such Proposed Amendments with respect to the Notes being subject to the acceptance by the Issuers of the Notes comprising at least the Requisite Consents (except with respect to the amendments of Section 4.20, Section 9.1 and Article X, which require the Two-Thirds Consent) tendered pursuant to the Offer;

     WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments (except with respect to the amendments of Section 4.20, Section 9.1 and Article X, which require the Two-Thirds Consent) under the Indenture;

     WHEREAS, the Company has been authorized by a unanimous written consent of its sole member to enter into this First Supplemental Indenture; and

     WHEREAS, Finance has been authorized by a unanimous written consent of its Board of Directors to enter into this First Supplemental Indenture;

     WHEREAS, all other acts and proceedings required by law, by the Indenture, by the certificate of formation and limited liability company agreement of the Company and the certificate of incorporation and by-laws of Finance to execute and deliver this First Supplemental Indenture, in accordance with its terms, have been duly done and performed;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Issuers and the Trustee hereby agree as follows:

Section 1.        Deletion of Certain Provisions

     (a) Pursuant to the terms of the Offer to Purchase and the receipt of the Requisite Consent, the Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase ["Intentionally Omitted"], and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.

o Section 4.3 (Limitation on Restricted Payments); o Section 4.5 (Payment of Taxes and Other Claims); o Section 4.6 (Compliance Certificate; Notice of
Default); o Section 4.7 (Reports); o Section 4.8 (Limitation on Status as Investment Company); o Section 4.9 (Limitation of Transactions with Affiliates);
o Section 4.10 (Limitation on Indebtedness and Disqualified
                        Capital Stock);
o        Section 4.11 (Limitation on Liens);
o        Section 4.12 (Limitation on Sale of Assets);
o        Section 4.13 (Covenants with Respect to the Manager);
o        Section 4.15 (Acceptance of Remaining Excess Cash Purchase Offers
                        and Offers Other than Change of Control Offers);
o        Section 4.16 (Acceptance of Change of Control Offers); and
o        Section 4.18 (Limitation on Merger, Sale or Consolidation).

     (b) Pursuant to the terms of the Offer to Purchase and the receipt of the Two-Thirds Consent, the Indenture is hereby amended to delete the following sections and article in their entirety and, in the case of each such sections and article, insert in lieu thereof the phrase ["Intentionally Omitted"], and any and all references to such sections and article, any and all obligations thereunder and any event of default related solely to the following sections and article are hereby deleted throughout the Indenture, and such sections, article and references shall be of no further force or effect.

o        Section 4.20 (Covenants with Respect to Interest Reserve Account)
o        Section 9.1 (Repurchase of Securities at Option of the Holder Upon a
                        Change of Control); and
o        Article X (Security).


Section 2.        Other Amendments to the Indenture

     (a) Pursuant to the Offer to Purchase and the consent of holders representing at least a majority in aggregate principal amount of the outstanding Notes, Section 4.14 (Limitation on Activities of the Issuers) is hereby deleted in its entirety and the following is hereby substituted in its place:

     "The Issuers may engage in any business activity whatsoever not explicitly prohibited by this Indenture and may use any cash for any proper business purpose under this Indenture."

     (b) All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Sections 1(a) and 2(a) of this First Supplemental Indenture are hereby deleted.

     (c) All  definitions  in the Indenture  which are used  exclusively  in the
sections  and  clauses   deleted   pursuant  to  Sections  1(b)  of  this  First
Supplemental Indenture are hereby deleted.


Section 3.        Effectiveness; Operativeness

     (a) This First Supplemental Indenture (other than Sections 1 and 2 hereof) will become effective and binding upon the Issuers, the Trustee and the holders as of the date on which the Opinion of Counsel and Officers' Certificate (each as defined in the Indenture) required by Section 11.4 of the Indenture is delivered to the Trustee; and

     (b) Sections 1(a), 2(a) and 2(b) of this First Supplemental Indenture will become operative on and simultaneously with, and shall have no force or effect prior to, the delivery by each of the Issuers of (i) an Officer' Certificate to the effect that the Issuers have accepted for purchase at least a majority in aggregate principal amount of the outstanding Notes, and (ii) an Opinion of Counsel; provided, however, that this First Supplemental Indenture will cease to be operative if the Issuers do not purchase in the Offer outstanding Notes comprising at least the Requisite Consents prior to the termination of the Offer.

     (c) Sections 1(b) and 2(c) of this First Supplemental Indenture will become operative on and simultaneously with, and shall have no force or effect prior to, the delivery by each of the Issuers of (i) an Officers' Certificate to the effect that the Issuers have accepted for purchase at least 662/3% in aggregate principal amount of the outstanding Notes, and (ii) an Opinion of Counsel.


Section 4.        Reference to and Effect on the Indenture

     (a) On and after the effective date of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

     (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.


Section 5.        Governing Law

     This First Supplemental Indenture shall be construed and enforced in accordance with the laws of the State of New York, including without limitation
Section 5-1401 of the New York General Obligation Law.


Section 6.        Defined Terms

     Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.


Section 7.        Trust Indenture Act Controls

     If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this First Supplemental Indenture is executed, the provision required by the Act shall control.


Section 8.        Trustee Disclaimer

     The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.


Section 9.        Counterparts and Method of Execution

     This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties
hereto,   notwithstanding  that  all  the  parties  have  not  signed  the  same counterpart.


Section 10.       Titles

     Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.


Section 11.       Severability

     In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.


                           [Signature pages to follow]


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     IN WITNESS WHEREOF,  the parties hereto have caused this First Supplemental
Indenture to be executed as of the day and year first above written.



                                               Waterford Gaming, L.L.C.

                                               By:______________________________
                                               Name:    Len Wolman
                                               Title:   Chief Executive Officer



                                               Waterford Gaming Finance Corp.

                                               By:______________________________
                                               Name:     Len Wolman
                                               Title:    Chief Executive Officer



                                               U.S. Bank National Association

                                               By:______________________________
                                               Name:    Philip G. Kane, Jr.
                                               Title:   Vice President